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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 14, 2006

                         MAX & ERMA'S RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    Delaware                      0-11514                       31-1041397
(STATE OR OTHER             (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)


                              4849 Evanswood Drive
                               Columbus, OH 43229
                                 (614) 431-5800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
          STANDARD; TRANSFER OF LISTING.

         (b) On March 20, 2006, Max & Erma's Restaurants, Inc. (the "Company") notified The Nasdaq Stock Market, Inc. that it was not in compliance with NASD Rule 4350(d)(2)(A) from March 14, 2006 until March 17, 2006, due to vacancies on its audit committee created by Timothy C. Robinson's failure to gain reelection to the board of directors at the Company's 2006 Annual Meeting of Stockholders on March 14, 2006 (the "Annual Meeting") and the resignation of Thomas R. Green from the audit committee on March 14, 2006, leaving Michael D. Murphy as the sole member of the audit committee. NASD Rule 4350(d)(2)(A) requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee (as defined by NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of which is a financial expert. On March 17, 2006, the Company's board of directors elected Michael G. Giulioli to fill a vacancy on the board of directors, as described in Item 5.02 below, and appointed three independent directors to serve on the audit committee: Mr. Giulioli, chairman, Donal H. Malenick, and Michael D. Murphy. The Company's board determined that each of the three members of the audit committee possess the qualifications necessary to satisfy the independence requirements; have not participated in the preparation of the financial statements of the Company or its subsidiaries during the last three years; and are able to read and understand fundamental financial statements. In addition, the Company's board determined that Mr. Giulioli meets the audit committee financial expert requirement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (d) On March 17, 2006, the Company's board of directors elected Michael
G. Giulioli to serve as a Class II member of the board of directors of the Company to serve for a three year term expiring in 2009. The Company's board of directors has determined that Mr. Giulioli qualifies as an "independent director" pursuant to the independence standards set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and NASD Rule 4200(a)(15), and that Mr. Giulioli meets the audit committee financial expert requirements of Nasdaq Marketplace Rule 4350(d)(2)(A). Effective March 17, 2006, the Company's board of directors appointed Mr. Giulioli chairman of its audit committee and also appointed him to its nominating and corporate governance committee. Mr. Giulioli, age 54, is Chief Operating Officer of RD Legal Funding, LLC, Englewood, New Jersey, a specialty finance company serving the legal profession. Previously, Mr. Giulioli was employed by Textron Financial Corporation, Provident Bank, and Bank One of Columbus. He graduated from the University of Michigan with a Bachelors of Business Administration and a Masters of Business Administration.

         There is no arrangement or understanding between Mr. Giulioli and any other person pursuant to which Mr. Giulioli was appointed as a director of the Company and a member of the Company's audit committee. There are no transactions in which Mr. Giulioli has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

         The Company held its Annual Meeting on March 14, 2006. At the Annual Meeting, the stockholders voted to elect two Class II directors to serve for a term of three years or until their successors are elected and qualified. A total of 2,450,411 shares were represented at the Annual Meeting. The number of shares that were voted for, and that were withheld from, each of the director nominees is as follows:

        DIRECTOR NOMINEE              FOR              WITHHELD
        ----------------              ---              --------
        Robert A. Rothman           1,020,307           119,674
        Timothy C. Robinson         1,040,219            99,762
        Donal H. Malenick           1,310,430                 0
        Mark F. Emerson             1,310,430                 0

Thus, Messrs. Malenick and Emerson were duly elected Class II directors to serve three year terms. Mr. Malenick, age 67, is Chairman of Columbus Steel Castings. Mr. Emerson, age 58, retired in 2005 as Chief Operating Officer of the Company.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MAX & ERMA'S RESTAURANTS, INC.


Date:  March 20, 2006               By:  /s/ William C. Niegsch, Jr.
                                         -------------------------------
                                         William C. Niegsch, Jr., Executive Vice
                                         President and Chief Financial Officer